Exhibit 99.1

DPL Inc. Announces Extension of its Registered Exchange Offer

DAYTON, Ohio — October 10, 2012 — DPL Inc. (DPL) announced today that its pending offer to exchange (the “Exchange Offer”) any and all of its outstanding existing 6.50% Senior Notes due 2016 (the “Old 2016 Notes) and 7.25% Senior Notes due 2021 (the “Old 2021 Notes,” and, together with the Old 2016 Notes, the “Old Notes”), which were issued in a private placement, for its New 6.50% Senior Notes due 2016 and New 7.25% Senior Notes due 2021 (collectively, the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Act”), originally set to expire at 11:59 p.m., New York City time, on October 9, 2012, has been extended and is now set to expire at 11:59 p.m., New York City time, on Tuesday, October 16, 2012 (unless further extended). DPL has been advised that tenders with respect to approximately $449.4 million aggregate principal amount of the Old 2016 Notes and approximately $799.3 million aggregate principal amount of the Old 2021 Notes, out of a total of $450 million aggregate principal amount outstanding and $800 million aggregate principal amount outstanding, respectively, have been received to date.

The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the New Notes have been registered under the Act, pursuant to an effective registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”), and the transfer restrictions and registration rights relating to the Old Notes do not apply to the New Notes.

The terms of the Exchange Offer are set forth in a prospectus dated September 11, 2012 (the “Prospectus”). Documents related to the Exchange Offer, including the Prospectus and the associated letter of transmittal, have been filed with the SEC and may be obtained from the exchange agent, Wells Fargo Bank, N.A., Corporate Trust Operations, Sixth Street & Marquette Avenue, Minneapolis, MN 55479, telephone (800) 344-5128.

This news release is not an offer to exchange or buy, or a solicitation of an offer to exchange, buy or sell, any of DPL’s securities. The Exchange Offer is being made only pursuant to the Prospectus and the associated letter of transmittal. The Exchange Offer, as extended hereby, remains subject to the terms and conditions stated therein.

About DPL
DPL Inc. is a regional energy company. DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L), DPL Energy, LLC (DPLE) and DPL Energy Resources, Inc. (DPLER), which also does business as DP&L Energy. The Dayton Power and Light Company, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier. DPL Inc., through its subsidiaries, owns and operates approximately 3,800 megawatts of generation capacity, of which 2,800 megawatts are coal-fired units and 1,000 megawatts are solar, natural gas and diesel peaking units.

Safe Harbor Disclosure
This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute DPL’s current expectations based on reasonable assumptions. Such forward-looking statements include statements about DPL’s Exchange Offer and are subject to risks and uncertainties that could cause actual results to differ materially from DPL’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the risk that DPL does not complete the Exchange Offer on the terms currently described in the Prospectus or at all as a result of a change in market conditions for corporate debt securities or the unwillingness of note holders to exchange their Old Notes for New Notes having the terms currently proposed. Further discussion of these and other potential risk factors may be found in DPL’s Registration Statement on Form S-4 and the related Prospectus, as well as in DPL’s other filings with the SEC. DPL undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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